Exhibit 10.46.1

Briggs Tobin
Transactions & Finance Counsel

GE
3135 Easton Turnpike
T 203-373-3525
F 203-373-3008
briggs.tobin@ge.com

August 18, 2004

Ward Bobitz, Esq.

Vice President and Assistant Secretary

Genworth Financial, Inc.

6620 West Broad Street

Richmond, Virginia 23230

Re:	Transition Services Agreement, dated May 24, 2004, among General Electric Company, General Electric Capital Corporation, GEI, Inc., GE Financial Assurance Holdings, Inc., GNA Corporation, GE Asset Management Incorporated, General Electric Mortgage Holdings LLC and Genworth Financial, lnc. (the “TSA”)

Dear Ward:

I am writing to confirm, on behalf of General Electric Company. General Electric Capital Corporation, GEL Inc., GE Financial Assurance Holdings, Inc., and GE Asset Management incorporated, that the second sentence of Section 5.01(a) of the TSA should read and hereby is confirmed to read as follows:

“During the 24-month period following the date of this Agreement, notwithstanding the Service Charges set forth on Schedule B, the aggregate Service Charges payable by GE to the Company shall, subject to reduction following termination of any Company Service pursuant to Section 9.0l(a)(ii) or Section 9.0ll(a)(iii), be equal to $40 million in each 12-month period therein, which shall be paid by GE to the Company in eight equal quarterly installments payable on each March 31, June 30, September 30 and December 31 during such 24-month period.”

Please confirm, on behalf of GNA Corporation, General Electric Mortgage Holdings LLC and Genworth Financial, Inc., your agreement with the foregoing in the space indicated below.

Very truly yours, GENERAL ELECTRIC COMPANY

By:	/S/ BRIGGS TOBIN
Name: Briggs Tobin
Title: Transactions & Finance Counsel

Confirmed and Agreed:

GENWORTH FINANCIAL, INC.

By:	/S/ WARD BOBITZ
Name: Ward Bobitz
Title: Vice President